Innovex International, Inc. Announces Divestiture of the Dril-Quip Eldridge Campus - a Significant Business Transformation Milestone - and Provides Business Update

HOUSTON, April 25, 2025 – Innovex International, Inc. (NYSE: INVX) (the “Company” or “Innovex”) announced its entry into a definitive agreement to sell its facility located at 6401 North Eldridge Pkwy, Houston, Texas 77041 (the “Property”). The sale price for the Property is $95.0 million, subject to adjustments, and the sale is expected to close in the third quarter of 2025.

As further described in the purchase and sale agreement (the “Purchase Agreement”) with BIG Acquisitions LLC (the “Purchaser”), Innovex intends to enter into a short-term lease of the Property in connection with the sale to allow for completion of ongoing facility consolidation initiatives, ensuring no disruption to customer deliveries. The sale is subject to customary closing conditions.

Adam Anderson, CEO of Innovex, commented “The sale of the Eldridge campus represents a significant milestone in our ongoing transformation of the Dril-Quip business. The expected proceeds from the sale of this facility represent approximately 9% of Innovex’s current market cap and will further bolster the Company’s existing net cash position. Further, as mentioned on our previous earnings call, we expect the exit of Eldridge to reduce our operating footprint dedicated to Subsea operations in Houston by 82%, not only driving significant cost reduction, but more importantly enabling better on-time delivery and responsiveness to our customers’ needs. We are extremely pleased with this outcome, which fits our strategy of maintaining a flexible cost structure and a conservative balance sheet to take full advantage of the opportunities created by industry cycles.”

Kendal Reed, CFO of Innovex, commented “The proceeds from the sale of Eldridge are expected to further strengthen our balance sheet. We have multiple avenues to deploy this capital to drive long-term returns for our shareholders, including our previously announced $100.0 million share buyback authorization as well as a robust M&A pipeline. We will continue evaluating those alternatives against each other in the context of our dynamic market environment.”

Additional details on the sale of the Eldridge facility are available in the 8-K and Purchase Agreement filed contemporaneously with this press release.

Q1 Business Update and Conference Call / Webcast Details

Innovex expects total revenue for the first quarter of 2025 to be approximately $240 million compared to previously announced guidance of $245 - $255 million. As expected, revenue in both Mexico and US Offshore declined in Q1 2025 as compared to Q4 2024, but revenue weakness in Mexico was far greater than projected.

Despite lower-than-expected revenue, Innovex anticipates Adjusted EBITDA for the first quarter of 2025 to be between $44 - $46 million1.

Adam Anderson further commented, “We have intentionally designed the business to be robust to uncertain market conditions and have successfully navigated previous market cycles by gaining market share, maintaining profitability and successfully executing important countercyclical acquisitions.”

These results for the first quarter of 2025 are preliminary estimates and are subject to change. The Company is currently finalizing its first quarter 2025 results and, as a result, these preliminary estimates are based solely on information available to management as of the date of this press release. The Company’s actual results may differ from

1 Adjusted EBITDA is a non-GAAP financial measure. See “Non-GAAP Financial Measures” below for a definition of Adjusted EBIDTA.

these estimates due to the completion of its closing procedures, final adjustments and developments that may arise or information that may become available between now and the time the Company’s financial results are finalized.

Innovex will provide additional detail with the release of first quarter 2025 earnings results on May 6, 2025, after the close of the U.S. financial markets.

Management will host a conference call and a webcast to discuss the financial results on May 7, 2025, at 10:00 a.m. Eastern Daylight Time / 9:00 a.m. Central Daylight Time. The presentation is open to all interested parties and may include forward-looking information.

To access the call, please dial in approximately ten minutes before the start of the call.

Conference Call and Webcast Details

Date / Time: May 7, 2025 - 9:00 AM Central Time

Webcast: https://events.q4inc.com/attendee/852779315

U.S. Toll-Free Dial-In: (800) 715-9871

International Dial-In: +1 (646) 307-1963

Conference ID: 1774704

For those unable to participate in the live call, an audio replay will be available following the call through midnight Wednesday, May 14, 2025. To access the replay, please call (800) 770-2030 or +1 (609) 800-9909 (International) and enter playback ID 1774704 followed by the # key. A replay of the webcast will also be archived shortly after the call and can be accessed on the Company's website.

About Innovex International

Innovex International, Inc (NYSE: INVX) is a Houston-based company established in 2024 following the merger of Dril-Quip, Inc and Innovex Downhole Solutions.

Our comprehensive portfolio extends throughout the lifecycle of the well; and innovative product integration ensures seamless transitions from one well phase to the next, driving efficiency, lowering cost, and reducing the rig site service footprint for the customer.

With locations throughout North America, Latin America, Europe, the Middle East and Asia, no matter where you need us, our team is readily available with technical expertise, conventional and innovative technologies, and ever-present customer service.

Non-GAAP Financial Measures

Adjusted EBIDTA is a non-GAAP financial measure. The Company defines Adjusted EBITDA as net income before interest expense, income tax expense, depreciation and amortization, (gain)/loss on sale of assets and other expense, net, further adjusted to exclude certain items which the Company believes are not reflective of our ongoing performance or which are non-cash in nature. Management uses Adjusted EBITDA to assess the profitability of the Company’s business operations and to compare the Company’s operating performance to its competitors without regard to the impact of financing methods and capital structure and excluding costs that management believes do not reflect our ongoing operating performance. Adjusted EBITDA does not represent and should not be considered as an alternative to, or more meaningful than, net income or any other measure of financial performance presented in accordance with GAAP as measures of our financial performance. Our computation of Adjusted EBITDA may differ from computations of similarly titled measures of other companies. A reconciliation to the corresponding GAAP measure is not practicable at this time.

Forward-Looking Statements

Certain statements contained in this press release and oral statements made regarding the matters addressed in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Innovex’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements.

Forward-looking statements can be identified by the use of forward-looking terminology including “may,” “believe,” “expect,” “intend,” “anticipate,” “plan,” “should,” “estimate,” “continue,” “potential,” “will,” “hope” or other similar words and include the Company’s expectation of future performance contained herein. These statements discuss future expectations, contain projections of results of operations or of financial condition, or state other “forward-looking” information, including without limitation statements regarding timing and ability to complete the sale of the Property, the expected benefits of such sale, the Company’s ability to return capital to shareholders through share repurchases or otherwise and future M&A activities. You are cautioned not to place undue reliance on any forward-looking statements, which can be affected by assumptions used or by risks or uncertainties. Consequently, no forward- looking statements can be guaranteed. These statements reflect management’s expectations based on currently available information and involve significant risks, uncertainties and assumptions that may cause actual results to differ materially, Factors that may cause such differences include, but are not limited to, the finalization of the Company’s quarter-end results, economic conditions and other factors noted in the Company’s Annual Report on Form 10-K, any Quarterly Reports on Form 10-Q and the other documents that the Company files with the Securities and Exchange Commission. Innovex disclaims any duty to update and does not intend to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release, except as may be required by law.

Investor Relations Contact

Avinash Cuddapah

Sr. Director – Investor Relations

investors@innovex-inc.com

(346) 398-0000